Exhibit 99.3

Hawaiian Holdings, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2004

(in thousands, except per share amounts)

	Historical
	Hawaiian Holdings	Hawaiian Airlines	Pro Forma Adjustments		Pro Forma Consolidated
Operating revenue:
Passenger	$—	$699,497	$(13,584	)(a)	$685,913
Charter	—	7,280	—		7,280
Cargo	—	30,579	—		30,579
Other	—	26,609	—		26,609
Total operating revenue		763,965	(13,584)		750,381

Operating expenses:
Wages and benefits	—	227,332	(8,157	)(b)	219,175
Aircraft fuel, including taxes and oil	—	135,946	—		135,946
Aircraft rent	—	106,090	1,901	(c)	107,991
Maintenance materials and repairs	—	49,246	—		49,246
Other rentals and landing fees	—	23,984	—		23,984
Depreciation	—	7,714	667	(d)	8,381
Amortization	—	408	18,036	(e)	18,444
Sales commissions	—	5,529	—		5,529
Other	7,266	136,633	—		143,899
Total operating expenses	7,266	692,882	12,447		712,595

Operating income (loss)	(7,266)	71,083	(26,031)		37,786

Non-operating income (expense):
Reorganization items, net	—	(129,520)	—		(129,520)
Interest expense	—	(1,030)	(12,109	)(f)	(13,139)
Other, net	4	843	—		847
Total non-operating income (expense)	4	(129,707)	(12,109)		(141,812)

Loss before income taxes	(7,262)	(58,624)	(38,140)		(104,026)

Income tax provision	—	16,816	(3,485	)(g)	13,331

Net loss	$(7,262)	$(75,440)	$(34,655)		$(117,357)

Loss per share - basic and diluted	$(0.24)				$(2.32)

See accompanying notes.

Hawaiian Holdings, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2005

(in thousands, except per share amounts)

	Historical
	Hawaiian Holdings	Hawaiian Airlines	Pro Forma Adjustments		Pro Forma Consolidated
Operating revenue:
Passenger	$63,880	$290,198	$(1,176	)(a)	$352,902
Charter	685	5,914	—		6,599
Cargo	2,569	11,770	—		14,339
Other	2,788	13,626	—		16,414
Total operating revenue	69,922	321,508	(1,176)		390,254

Operating expenses:
Wages and benefits	22,578	95,107	(3,870	)(b)	113,815
Aircraft fuel, including taxes and oil	16,770	69,786	—		86,556
Aircraft rent	8,862	43,868	792	(c)	53,522
Maintenance materials and repairs	3,998	23,865	—		27,863
Other rentals and landing fees	1,893	9,637	—		11,530
Depreciation and amortization	2,256	3,768	7,793	(d),(e)	13,817
Sales commissions	558	2,607	—		3,165
Other	18,643	62,663	—		81,306
Total operating expenses	75,558	311,301	4,715		391,574

Operating income (loss)	(5,636)	10,207	(5,891)		(1,320)

Non-operating income (expense):
Reorganization items, net	—	(5,349)	—		(5,349)
Interest expense	(1,104)	(465)	(4,975	)(f)	(6,544)
Interest income	508	—	—		508
Other, net	5,536	3,358	—		8,894
Total non-operating income (expense)	4,940	(2,456)	(4,975)		(2,491)

Income (loss) before income taxes	(696)	7,751	(10,866)		(3,811)

Income tax provision	—	(13,266)	1,036	(g)	(12,230)

Net loss	$(696)	$(5,515)	$(9,830)		$(16,041)

Loss per share - basic and diluted	$(0.02)				$(0.31)

See accompanying notes.

Hawaiian Holdings, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

December 31, 2004 and June 30, 2005

(in thousands, unless otherwise stated)

1.                                       Background and Basis of Pro Forma Presentation

On June 2, 2005 (the “Effective Date”), Hawaiian Airlines, Inc. (Hawaiian) the wholly-owned subsidiary of Hawaiian Holdings, Inc. (“the Company”) emerged from reorganization proceedings under Chapter 11 of the United States Bankruptcy Code of the United States (the “Bankruptcy Code”), pursuant to an order of the United States Bankruptcy Court for the District of Hawaii (the “Bankruptcy Court”), dated May 18, 2005, confirming the Third Amended Joint Plan of Reorganization Filed by the Chapter 11 Trustee of Hawaiian Airlines, Inc., The Official Committee of Unsecured Creditors, the Company, HHIC, Inc. (“HHIC”), and RC Aviation LLC, a principal stockholder of the Company (“RC Aviation”), dated March 11, 2005 (the “Joint Plan”). Hawaiian, based on the number of scheduled miles flown by revenue passengers (known as revenue passenger miles) in 2004, is the largest airline headquartered in Hawaii and the sixteenth largest domestic airline in the United States. Hawaiian is engaged primarily in the scheduled transportation of passengers, cargo and mail. On the Effective Date, Hawaiian Airlines, Inc. merged with and into HHIC, a Delaware corporation and a wholly-owned subsidiary of the Company, with HHIC as the surviving corporate entity immediately thereafter renamed Hawaiian Airlines, Inc. (the term “Hawaiian” refers to the predecessor company for periods prior to the HHIC merger and the successor company for periods subsequent to the HHIC merger). Hawaiian had previously filed a voluntary petition for reorganization under the Bankruptcy Code on March 21, 2003.  The Company did not file for relief under Chapter 11 of the Bankruptcy Code.

Prior to the bankruptcy of Hawaiian, the Company consolidated Hawaiian pursuant to Statement of Financial Accounting Standards No. 94, “Consolidation of All Majority-Owned Subsidiaries”, because the Company controlled Hawaiian through its ownership of all of the voting stock of Hawaiian.  However, as a result of the bankruptcy filing and subsequent appointment of a trustee to operate Hawaiian’s business, effective April 1, 2003, the Company deconsolidated Hawaiian and prospectively accounted for its ownership of Hawaiian using the cost method of accounting.  Accordingly, the Company’s historical results of operations do not include the assets, liabilities, or operating results of Hawaiian for any period subsequent to March 31, 2003.  In connection with Hawaiian’s reorganization and emergence from bankruptcy, the Company issued debt and equity securities to holders of certain claims in Hawaiian’s bankruptcy case in order to consummate the Joint Plan. On the Effective Date of the Joint Plan, the Company regained control of Hawaiian.  As a result, the Company’s reacquisition of Hawaiian was accounted for as a business combination, the assets and liabilities of Hawaiian were recorded by the Company at their fair value as of the Effective Date, and the results of operations of Hawaiian have been included in the Company’s results of operations since the Effective Date.  The unaudited pro forma consolidated financial statements of operations of the Company are based on the historical financial statements of the Company and Hawaiian, after giving effect to the transaction as a purchase of Hawaiian by the Company using the purchase method of accounting and the assumptions and adjustments described in Note 2.  The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004 are presented as if the acquisition had taken place on January 1, 2004.  The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company and Hawaiian included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.  The unaudited pro forma combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition that the Company would have reported had the acquisition occurred as of the dates presented, and should not be taken as representative of the Company’s future consolidated results of operations.

Under the purchase method of accounting, the total purchase price will be allocated to the net tangible and intangible assets of Hawaiian based on their fair values as of the Effective Date. Independent valuation specialists are currently conducting an independent valuation in order to assist management in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma consolidated financial statements. The final determination of these fair values will include management’s consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Hawaiian that existed as of the Effective Date.  Amounts preliminarily allocated to intangible assets with indefinite lives may significantly decrease or be eliminated and amounts allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. Therefore, the actual amounts recorded may differ materially from the information presented in these unaudited pro forma consolidated financial statements.

Of the total estimated purchase price, approximately $158.2 million has been allocated to amortizable intangible assets acquired, and approximately $115.8 million has been allocated to goodwill and intangible assets with indefinite lives.  The depreciation and amortization related to the fair value adjustment to net tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments in the unaudited pro forma consolidated statements of operations.  In accordance with the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, goodwill and intangible assets with indefinite lives will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.                                       Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(a)           Adjustment to reflect the impact on passanger revenue due to elimination of deferred partner revenue.

(b)                                 Adjustment to reflect the impact of the elimination of the unrecognized actuarial net loss and unrecognized prior service cost in Hawaiian’s historical financial statements on annual pension and other post-retirement benefit costs.  The Company recorded the accumulated pension and other postretirement benefit obligations of Hawaiian at their fair value as of June 2, 2005.

(c)                                  Adjustment to reflect the impact of recording Hawaiian’s aircraft leases at fair value as of June 2, 2005.  The Company recorded a liability for certain aircraft leases with contractual rentals in excess of current market rates as of June 2, 2005. This preliminary estimate is based on work performed by independent valuation specialists.

(d)                                 Adjustment to reflect the impact on depreciation expense of recording Hawaiian’s property and equipment at fair value as of June 2, 2005.

(e)                                  Adjustment to reflect the amortization of intangible assets, based on the following preliminary estimates of the fair value of amortizable intangible assets.

	Preliminary Fair Value	Amortization Period	Estimated Annual Amortization
Favorable maintenance contracts	$34,800	Term of agreements	$2,952
Frequent flyer program – marketing relationships	111,766	8 years	13,971
Frequent flyer program – customer relations	8,014	10 years	801
Operating certificate	3,700	12 years	308
	$158,280		$18,032

(f)                                    Adjustments to record interest and amortization of debt expense on the indebtedness incurred by the Company and Hawaiian under the Senior Credit Facility, the Term B Credit Facility, the Series A Notes and the Series B Notes, all as defined below.

(i)                                     Senior Credit Facility

On June 2, 2005, Hawaiian, as borrower, entered into a credit agreement (the “Credit Agreement”) with the Company, as guarantor, the lenders named therein and Wells Fargo Foothill, Inc. (“Wells Fargo”), as agent for the senior lenders.  Indebtedness under the Credit Agreement is secured by substantially all the assets of Hawaiian, pursuant to a Security Agreement and an Engine and Spare Parts Security Agreement (which relates to certain aircraft collateral of Hawaiian) in favor of Wells Fargo, as agent for the senior lenders.  The Credit Agreement provides Hawaiian with a $50 million senior secured credit facility (the “Senior Credit Facility”) comprised of (i) a revolving line of credit in the maximum amount of $25 million, subject to availability under a borrowing base formula based on Hawaiian’s eligible accounts receivable, eligible spare parts, eligible ground equipment and collections, with a $15 million sublimit for letters of credit and up to $5 million in swing loans and (ii) a $25 million term loan. Indebtedness under the Credit Agreement bears interest, in the case of base rate loans, at a per annum rate equal to the base rate (Wells Fargo’s published “prime rate”) plus the base rate margin (1.50 percentage points), and, in the case of LIBOR rate loans, at a per annum rate equal to the LIBOR rate plus the LIBOR rate margin, each as defined in the Credit Agreement.  The interest rate shall at no time be less than 5% per annum and is subject to adjustment from time to time.  Hawaiian is subject to customary covenants for lending transactions of this type, including minimum EBITDA, excess availability and leverage ratio financial covenants. The obligations of Hawaiian under the Credit Agreement and related transaction documents are guaranteed by the Company under a General Continuing Guaranty.  The Senior Credit Facility matures in three years.

(ii)                                  Term B Credit Facility

On June 2, 2005, Hawaiian, as borrower, entered into a credit agreement (the “Term B Credit Agreement”) with the Company, as guarantor, the lenders named therein and Canyon Capital Advisors, LLC (“Canyon”), as agent for the junior lenders.  The Term B Credit Agreement provided Hawaiian with an additional $25 million term loan at an interest rate of 10% per annum, with interest payable quarterly (the “Term B Facility”). The entire principal amount of the loan may be prepaid, subject to certain prepayment penalties as set forth in the Term B Credit Agreement.  Hawaiian is subject to customary covenants for lending transactions of this type, including minimum EBITDA, excess availability and leverage ratio financial covenants. The Term B Credit Agreement is secured by a lien on substantially all the assets of Hawaiian, pursuant to a Security Agreement and an Engine and Spare Parts Security Agreement (which relates to certain aircraft collateral of Hawaiian) in favor of Canyon, as agent for the Term B lenders.  The Term B Credit Agreement is subject to the prior liens granted to the senior lenders under the Credit Agreement. The obligations of Hawaiian under the Term B Credit Agreement and related transaction documents are guaranteed by the Company under a General Continuing Guaranty.  The Term B Facility matures in three years.

(iii)                               Series A and B Notes

On June 1, 2005, the Company and RC Aviation entered into a Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which certain members of RC Aviation purchased from Holdings Series A Subordinated Convertible Notes due June 1, 2010 (the “Series A Notes”) and Series B Subordinated Convertible Notes due June 1, 2010 (the “Series B Notes” and, together with the Series A Notes, the “Notes”), in the aggregate principal amount of $60 million.  The

Notes provide for interest at a rate of 5% per annum, payable at the Company’s option in cash or additional Notes. The Notes will be convertible into common stock of the Company at an initial conversion price of $4.35 per share, subject to adjustment upon the occurrence of certain dilutive events (the “Conversion Price”). The Series A Notes and Series B Notes are convertible into 8,933,000 shares and 4,860,103 shares, respectively, of common stock of the Company at any time after the first anniversary of the issuance thereof (the convertibility of the Series B Notes was initially subject to the occurrence of certain events, all of which occurred in July 2005). The Notes become due in five years from the issue date, if not prepaid or converted prior to such date. The Company has the right, and has covenanted to use its best efforts, to redeem the Notes, at 105% of the aggregate principal amount, plus all accrued and unpaid interest due and payable thereunder, at any time prior to the first anniversary of issuance.  On June 2, 2005, RC Aviation received a warrant to purchase shares of newly designated Series E Preferred Stock of the Company.  In July 2005, such warrant was automatically exchanged, upon the occurrence of certain events, for warrants to purchase up to ten percent (10%) of the fully-diluted shares of the Company’s common stock (approximately 6,856,000 shares) at an exercise price of $7.20 per share (the “Common Stock Warrants”), of which warrants half had been previously earned by RC Aviation for its funding commitment with respect to the Joint Plan and the other half of which was earned by RC Aviation in connection with its purchase of the Notes.  In connection with the issuance of the Notes and the granting of the Common Stock Warrants, Holdings and RC Aviation also entered into a Registration Rights Agreement relating to the registration of shares of common stock issuable upon conversion of the Notes and exercise of the Common Stock Warrants.

The Notes are convertible into common stock of the Company at a price per share that is lower than the closing share price of the Company’s common stock as of the date the Notes were issued, which constitutes a beneficial conversion feature.  In accordance with Emerging Issues Task Force Consensus 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the intrinsic value of the beneficial conversion feature as of June 1, 2005 will be recorded as additional paid-in capital.  Additionally, the fair value of the Common Stock Warrants will also be recorded to additional paid-in capital.  As a result of the amounts ascribed to the beneficial conversion feature and the Common Stock Warrants, the Notes will be recorded at a substantial discount, which will be accreted to interest expense over the stated life of the Notes.  The initial carrying value of the Notes is $18.7 million and the effective interest rate on the Notes is 35%.

(g)                                 Adjustments to record the income tax effect of the pro forma adjustments.  The pro forma provision for income taxes reflects the amounts that would have resulted had Holdings and Hawaiian filed consolidated income tax returns during the periods presented.

3.                                       Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share are based on the weighted average number of shares of the Company’s common stock outstanding, adjusted to include the shares issued pursuant to the Joint Plan.  Weighted average shares included in the computation were 43.8 million and 44.9 million for the year ended December 31, 2004, and the six months ended June 30, 2005, respectively.  Potential common shares related to stock options, stock warrants and convertible securities are excluded from the computation of diluted earnings per share for each period presented because they are anti-dilutive.